    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1994

                                                      REGISTRATION NO. 33-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             UNION CAMP CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                        VIRGINIA                                                  13-5652423
              (STATE OR OTHER JURISDICTION                                     (I.R.S. EMPLOYER
            OF INCORPORATION OR ORGANIZATION)                                 IDENTIFICATION NO.)

                                1600 VALLEY ROAD
                            WAYNE, NEW JERSEY 07470
                                 (201) 628-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            DIRK R. SOUTENDIJK, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             UNION CAMP CORPORATION
                                1600 VALLEY ROAD
                            WAYNE, NEW JERSEY 07470
                                 (201) 628-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                    KEVIN KEOGH, ESQ.                                       STEPHEN A. GRANT, ESQ.
                      WHITE & CASE                                            SULLIVAN & CROMWELL
               1155 AVENUE OF THE AMERICAS                                     125 BROAD STREET
                NEW YORK, NEW YORK 10036                                   NEW YORK, NEW YORK 10004

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                    PROPOSED            PROPOSED
            TITLE OF EACH CLASS                  AMOUNT             MAXIMUM              MAXIMUM            AMOUNT OF
               OF SECURITIES                      TO BE          OFFERING PRICE         AGGREGATE          REGISTRATION
             TO BE REGISTERED                  REGISTERED(1)       PER UNIT(2)      OFFERING PRICE(1)(2)        FEE
Debt Securities............................   U.S.$150,000,000          100%            U.S.$150,000,000      $ 51,725

(1) Or, if any Debt Securities are issued as an original issue discount or with a principal amount denominated in a foreign currency or currency unit, such principal amount as shall result in an aggregate initial offering price the equivalent of U.S.$150,000,000 at the time of initial offering.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1994

                                  $150,000,000
                             UNION CAMP CORPORATION
                                DEBT SECURITIES

                            ------------------------

     The Company may from time to time offer its debt securities consisting of debentures, notes or other unsecured evidences of indebtedness ('Securities') at an aggregate initial public offering price not to exceed U.S. $150,000,000 or its equivalent in any other currency or composite currency. The Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Company may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. See 'Plan of Distribution'.

     The terms of the Securities, including, where applicable, the specific designation, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in a composite currency), maturity, rate (which may be fixed or variable) and time of payment of interest, if any, terms for redemption at the option of the Company or the holder, terms for sinking or purchase fund payments, the initial public offering price, the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters or agents and the compensation, if any, of such underwriters or agents and the other terms in connection with the offering and sale of the Securities in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement ('Prospectus Supplement').

- ----------------------------------------------------------

  THESE   SECURITIES   HAVE  NOT   BEEN   APPROVED  OR   DISAPPROVED   BY  THE
     SECURITIES  AND   EXCHANGE   COMMISSION  OR   ANY   STATE   SECURITIES
      COMMISSION  NOR  HAS  THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR
        ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON  THE   ACCURACY
         OR   ADEQUACY  OF  THIS   PROSPECTUS.  ANY  REPRESENTATION  TO
                             THE CONTRARY IS A CRIMINAL OFFENSE.

- ----------------------------------------------------------
             THE DATE OF THIS PROSPECTUS IS                , 1994.

                             AVAILABLE INFORMATION

     Union Camp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the '1934 Act'), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, Inc., 115 Sansome Street, Suite 1004, San Francisco, California 94104.

     This Prospectus constitutes part of a Registration Statement filed by Union Camp with the Commission under the Securities Act of 1933, as amended. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the Company's
(i) Annual Report on Form 10-K for the fiscal year ended December 31, 1993, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1994, (iii) Proxy Statement for the Annual Meeting of Stockholders on April 26, 1994 (filed with the Commission on March 18, 1994) and (iv) Current Report on Form 8-K dated August 17, 1994, heretofore filed by the Company (Commission File Number 1-4001) with the Commission pursuant to the 1934 Act.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     UNION CAMP WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. DIRK R. SOUTENDIJK, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, UNION CAMP CORPORATION, 1600 VALLEY ROAD, WAYNE, NEW JERSEY 07470, TELEPHONE: (201) 628-2000.

                                  THE COMPANY

     Union Camp Corporation is a Virginia corporation resulting from a merger in 1956 of Union Bag and Paper Corporation and Camp Manufacturing Company, Incorporated. Predecessor businesses were started in 1861 and 1887, respectively.

     Union Camp's principal businesses are (i) the manufacture and sale of paper and paperboard, including bleached and unbleached kraft paper and paperboard,
(ii) the manufacture and sale of packaging products, such as bags and sacks, corrugated and solid fiber containers, folding cartons, and plastic packaging,
(iii) the production and sale of wood products, including southern pine lumber, plywood and particleboard, and (iv) the production and sale of a wide variety of wood-based and non-wood-based chemicals, including aroma chemicals and flavor and fragrance ingredients produced and sold by its majority-owned subsidiary, Bush Boake Allen Inc. Union Camp controls approximately 1,575,000 acres of timberlands in Georgia, Alabama, Virginia, Florida, North Carolina and South Carolina, approximately 1,544,000 acres of which are owned by the Company.

     Union Camp's principal executive offices are located at 1600 Valley Road, Wayne, New Jersey 07470 and its telephone number is (201) 628-2000. As used in this Prospectus, the terms 'Union Camp' and the 'Company' mean Union Camp Corporation and its subsidiaries unless the context otherwise requires.

                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable Prospectus Supplement, Union Camp intends to use the net proceeds from the sale of the Securities to repurchase outstanding debt obligations, to provide funds for working capital and for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges was 1.8 for the six months ended June 30, 1994 and 1.7, 1.4, 2.0, 4.0 and 7.2 for the fiscal years ended December 31, 1993, 1992, 1991, 1990 and 1989, respectively. The ratio of earnings to fixed charges was calculated based on information obtained from the Company's books and records. In computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges, less interest capitalized net of amount amortized. Fixed charges consist of interest costs on borrowed funds, including capitalized interest, and a reasonable approximation of the imputed interest on non-capitalized lease payments.

                           DESCRIPTION OF SECURITIES

     The Securities are to be issued under an Indenture dated as of November 1, 1994 (the 'Indenture'), between the Company and NationsBank of Georgia, National Association, Trustee (the 'Trustee'). The following summary statements with respect to the Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the detailed provisions of the Indenture, which is filed as an exhibit to the Registration Statement. Whenever any particular section of the Indenture or any term defined therein is referred to, such section or definition is incorporated herein by reference.

GENERAL

     The Securities offered hereby will be limited to an aggregate initial offering price not to exceed U.S. $150,000,000 or its equivalent in any other currency or composite currency although the Indenture does not limit the amount of Securities which can be issued thereunder and provides that additional Securities may be issued in one or more series thereunder up to the aggregate principal amount which may be authorized from time to time by the Company's Board of Directors. Reference is made to the Prospectus Supplement relating to the particular series of Securities offered hereby (the 'Offered Securities') for the following terms, where applicable, of the Offered Securities: (i) the designation of the Offered Securities; (ii) the denominations of the Offered Securities; (iii) the aggregate principal amount of the Offered Securities; (iv) the date or dates on which the Offered Securities will mature; (v) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Securities will be issued; (vi) the rate per annum at which the Offered Securities will bear interest, if any, and the date or dates from which any such interest will accrue; (vii) the times and places at which any such interest will be payable; (viii) the date, if any, after which the Offered Securities may be redeemed and the redemption prices; (ix) the currency or currencies of payment of principal of and any premium and interest on the Offered Securities if other than U.S. dollars; (x) any index used to determine the amount of payments of principal of and any premium and interest on the Offered Securities; (xi) whether the Offered Securities will be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities; and (xii) any other terms of the Offered Securities. Unless otherwise provided in the applicable Prospectus Supplement, principal and interest, if any, will be payable and the Offered Securities may be surrendered for payment or transferred at the offices of the Trustee as paying and authenticating agent, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Securities Register. (Sections 301, 615, 1002)

     The Securities will be issued only in fully registered form without coupons in denominations set forth in the Prospectus Supplement. No service charge will be made for any transfer or exchange of such Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

     Some of the Securities may be issued as discounted debt securities (bearing no interest or interest at below market rates) ('Discount Securities') to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Securities or any Securities which are denominated in a currency or composite currency other than United States dollars will be described in the Prospectus Supplement relating thereto.

     The Prospectus Supplement for a particular series may indicate terms for redemption at the option of a Holder. Unless otherwise indicated in the Prospectus Supplement, the covenants contained in the Indenture and the Securities would not provide for redemption at the option of a Holder nor necessarily afford Holders protection in the event of a highly leveraged or other transaction that may adversely affect Holders.

RESTRICTIVE COVENANTS

     Definitions. 'Subsidiary' is defined as a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. 'Restricted Subsidiary' is defined as a Subsidiary of the Company which owns or leases any Principal Property, except a Subsidiary which is primarily engaged in the business of a finance company. (Section 101)

     'Principal Property' is defined to include (a) any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing and located in the United States, in each case the gross book value (without deduction for any depreciation reserves) of which, on the date as of which any determination is made, exceeds 1% of the Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries, other than any such facility or portion thereof which is a pollution control or other facility financed by obligations issued by a State or local governmental unit, and (b) any timberlands in the United States other than timberlands in the aggregate not exceeding 10% of the timberland acreage owned by the Company on the date as of which any determination is made; provided, however, that Principal Property shall not include any timberlands or facility which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety. (Section 101)

     'Debt' is defined as notes, bonds, debentures or other similar evidences of indebtedness for money borrowed. (Section 1008) 'Attributable Debt' is defined to mean the total net amount of rent (discounted at the rate of interest implicit in the terms of such lease, as determined in good faith by the Company) required to be paid during the remaining term of any lease. (Section 101) 'Consolidated Net Tangible Assets' is defined to mean the aggregate amount of assets as set forth on a balance sheet of the Company and its consolidated Subsidiaries after deducting (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill and like intangibles. (Section
101)

     Restrictions on Secured Debt. If the Company or any Subsidiary shall incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Property owned or leased by the Company or a Restricted Subsidiary or on any shares of stock or Debt of any Restricted Subsidiary, the Company will secure, or cause such Restricted Subsidiary to secure, the Securities equally and ratably with (or prior to) such Debt, unless after giving effect thereto the aggregate amount of all such Debt so secured after the date of the Indenture together with all Attributable Debt in respect of sale and leaseback transactions after the date of the Indenture involving Principal Properties owned by the Company or a Restricted Subsidiary would not exceed the sum of 5% of the Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries plus $50,000,000. This restriction will not apply to, and there shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by (a) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages in favor of the Company or a Restricted Subsidiary,
(c) Mortgages for taxes, assessments or governmental charges or levies, in each case (i) not then due and delinquent or (ii) the validity of which is being contested in good faith by appropriate proceedings; and materialmen's, mechanics' and other like Mortgages, or deposits to obtain the release of such Mortgages, (d) Mortgages to secure public or statutory obligations or to secure payment of workmen's compensation or to secure performance in connection with tenders, leases of real property, bids or contracts or to secure (or in lieu of) surety or appeal bonds and Mortgages made in the ordinary course of business for similar purposes, (e) Mortgages on property, shares of stock or Debt existing at the time of, or within 120 days after, acquisition thereof (including acquisition through merger or consolidation), purchase money Mortgages and construction cost Mortgages, (f) Mortgages on timberlands in connection with an arrangement under which the Company or the Company and one or more Restricted Subsidiaries are obligated to cut or pay for timber in order to provide the party in whose favor such Mortgages were created with a specified amount of money, however determined, and (g) any extension, renewal or refunding, as a whole or in part, of any Mortgage referred to in the foregoing clauses (a) through (f), inclusive. (Section 1008) The Indenture does not restrict the incurring of unsecured Debt by the Company or its Subsidiaries.

     Restrictions on Sales and Leasebacks. Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property owned by the Company or a Restricted Subsidiary, the acquisition of which, or completion of construction and commencement of full operation of which, has occurred more than 120 days prior thereto, unless (a) the Company or such Restricted Subsidiary could create Debt secured by a Mortgage on such property pursuant to Section 1008 in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Securities or (b) the Company, within 120 days, applies (i) to the retirement of its Funded Debt or
(ii) to the purchase of other property having a value at least equal to the net proceeds of such sale, an amount equal to the greater of (a) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (b) the fair market value of the Principal Property so leased (subject to credits for certain voluntary retirements of Funded Debt). This restriction will not apply to any sale and leaseback transaction (a) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (b) involving the taking back of a lease for a period of three years or less. (Section 1009)

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture with respect to Securities of any series: (a) failure to pay principal of or premium, if any, on any Security of that series when due; (b) failure to pay any interest on any Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series, continued for 30 days; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) acceleration of any indebtedness for money borrowed in excess of $25,000,000 by the Company under the terms of the instrument under or by which such indebtedness is issued, evidenced or secured if such acceleration is not annulled within 30 days after written notice as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Securities of that series. (Section 501) If an Event of Default with respect to Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502) For information as to waiver of defaults, see 'Modification and Waiver.'

     Reference is made to the Prospectus Supplement relating to each series of Offered Securities which are Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series. (Section 512)

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1006)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Security, (b) reduce the principal amount of, or the premium (if any) or interest (if any) on, any Security, (c) reduce the amount of principal of any Discount Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or premium (if any) or interest (if any) on, any Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, or (f) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section
902)

     The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1010) The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of that series waive any past default under the Indenture with respect to Securities of that series, except a default in the payment of the principal of (or premium, if any) or interest on any Security of that series or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected. (Section 513)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of any Holders of Outstanding Securities, may consolidate or merge with or into, or transfer or lease its assets as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, the Company, provided (i) that the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is organized and existing under the laws of any United States jurisdiction and assumes the Company's obligations on the Securities and under the Indenture, (ii) that after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing (provided that a transaction will be deemed to be in violation of this proviso (ii) only as to any series of Securities as to which such Event of Default or such event shall have occurred and be continuing), and (iii) that certain other conditions are met. (Article Eight)

REGARDING THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee shall perform only such duties as are specifically set forth in the Indenture. During the continuance of any Event of Default, the Trustee shall exercise such of the rights and powers vested in it under the Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 601)

     The Trustee may acquire and hold Securities and, subject to certain conditions, otherwise deal with the Company as if it were not Trustee under the Indenture. (Section 605)

                              PLAN OF DISTRIBUTION

     General.   The Company may sell  Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Company, or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the '1933 Act'). Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

     The Securities will be a new issue of Securities with no established trading market. Underwriters and agents to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Securities.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act.

     Delayed Delivery Arrangements. If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by White & Case, 1155 Avenue of the Americas, New York, New York, and for the underwriters or agents, if any, by Sullivan & Cromwell, 125 Broad Street, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedules of Union Camp Corporation incorporated in this Prospectus by reference to Union Camp Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the issuance of the securities being registered hereby are estimated as follows:

Registration fee..............................................................   $ 51,725

Accounting fees and expenses..................................................   $ 50,000*

Legal fees and expenses.......................................................   $ 55,000*

Blue Sky and Legal Investment fees and expenses...............................   $ 20,000*

Trustee's fees and expenses...................................................   $ 15,000*

Rating agency fees............................................................   $ 60,000*

Printing expenses.............................................................   $ 20,000*

Miscellaneous.................................................................   $  3,275*
                                                                                 --------

Total.........................................................................   $275,000*
                                                                                 --------
                                                                                 --------

- ------------

*  Subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-Laws of the Company provide that each person who now is, was or hereafter becomes a director or officer shall be indemnified by the Company against liabilities and expenses reasonably incurred by or imposed on such person, including liabilities arising under the Securities Act of 1933, in connection with any action, suit or proceeding in which such person was, is or is threatened to be made a party by reason of such person now or hereafter being or having been a director or officer of the Company, only if (i) such person acted in relation to such matters in a manner such person believed, in the case of conduct in his official capacity, to be in the best interests of the Company, and in all other cases his conduct was at least not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, (ii) in connection with a proceeding by or in the right of the Company, such person was not adjudged liable to the Company and (iii) in connection with any proceeding charging improper benefit to such person, whether or not involving action in his official capacity, he was not adjudged liable on the basis that personal benefit was improperly received by him. Such rights of indemnification are in addition to any other rights to which any such person may otherwise be entitled. In addition, directors have indemnification contracts with the Company that provide for substantially similar indemnification as that provided for by the By-Laws.

     The Virginia Stock Corporation Act also provides that a corporation may indemnify any officer or director against loss and expense reasonably incurred in connection with a civil suit or proceeding to which such person is a party by reason of being such officer or director, on condition such person acted in good faith and believed his conduct was in the corporation's best interest in the case of conduct in his official capacity, or, in all the other cases, believed his conduct was not opposed to the best interests of the corporation. With respect to a criminal proceeding, a corporation may indemnify an officer or director under the same conditions as set forth above if such person had no reasonable cause to believe his conduct was unlawful. With respect to suit brought by or in the right of the corporation to which an officer or director is adjudged liable, indemnification may be made only if a court determines such person is fairly and reasonably entitled to indemnification in view of the relevant circumstances, provided any such indemnification shall be limited to reasonable expenses incurred.

     The Company maintains both Directors' and Officers' liability and Corporate Reimbursement insurance which provides for payments on behalf of the Directors and Officers of all losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act of 1933, for acts or omissions by such persons while acting as Directors or Officers.

ITEM 16. EXHIBITS.

     EXHIBIT
     NUMBER                                        DESCRIPTION OF DOCUMENTS
     ------   ---------------------------------------------------------------------------------------------------

       1.1    -- Proposed form of Underwriting Agreement relating to the Securities.*
       1.2    -- Proposed form of Distribution Agreement relating to the Securities.**
       4      -- Form of Indenture dated as of November 1, 1994 between the Company and NationsBank of Georgia,
                 National Association (including forms of Securities).
       5      -- Opinion of White & Case.
      12      -- Computation of Ratio of Earnings to Fixed Charges.
      23.1    -- Consent of Price Waterhouse LLP.
      23.2    -- Consent of White & Case (included in Exhibit 5).
      24      -- Power of Attorney of certain officers and directors (included on pages II-4 and II-5 of the
                 Registration Statement).
      25      -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                 NationsBank of Georgia, National Association, Indenture Trustee.

- ------------

 * Previously filed as an Exhibit to the Company's Registration Statement No. 33-44911.

** Previously  filed as an  Exhibit to the  Company's Registration Statement No.
   33-37715.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus, filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey, on the 28th day of October, 1994.

                                          UNION CAMP CORPORATION

                                          By       /s/ W. CRAIG MCCLELLAND
                                             ...................................
                                                    W. CRAIG MCCLELLAND
                                                   CHAIRMAN OF THE BOARD
                                                AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints and hereby authorizes James M. Reed and Dirk R. Soutendijk, and each of them, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments, to this Registration Statement.

     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities stated below on October 28, 1994.

        /s/ W. CRAIG MCCLELLAND            Chairman of the Board and
 ......................................      Chief Executive Officer
         (W. CRAIG MCCLELLAND)               (Principal Executive Officer)

        /s/ JERRY H. BALLENGEE             Director, President and Chief
 ......................................      Operating Officer
         (JERRY H. BALLENGEE)

           /s/ JAMES M. REED               Vice Chairman of the Board and Chief
 ......................................      Financial Officer
            (JAMES M. REED)                  (Principal Financial Officer)

          /s/ ROBERT E. MOORE              Vice President and Comptroller
 ......................................      (Principal Accounting Officer)
           (ROBERT E. MOORE)

         /s/ GEORGE D. BUSBEE              Director
 ......................................
          (GEORGE D. BUSBEE)

       /s/ RAYMOND E. CARTLEDGE            Director
 ......................................
        (RAYMOND E. CARTLEDGE)

       /s/ SIR COLIN R. CORNESS            Director
 ......................................
        (SIR COLIN R. CORNESS)

         /s/ ROBERT D. KENNEDY             Director
 ......................................
          (ROBERT D. KENNEDY)

         /s/ GARY E. MACDOUGAL             Director
 ......................................
          (GARY E. MACDOUGAL)

         /s/ ANN D. MCLAUGHLIN             Director
 ......................................
          (ANN D. MCLAUGHLIN)


          /s/ JAMES T. MILLS               Director
 ......................................
           (JAMES T. MILLS)

       /s/ GEORGE J. SELLA, JR.            Director
 ......................................
        (GEORGE J. SELLA, JR.)

          /s/ TED D. SIMMONS               Director
 ......................................
           (TED D. SIMMONS)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                                                                                       PAGE
- ------                                                                                                       ----

  1.1    -- Proposed form of Underwriting Agreement relating to the Securities.*
  1.2    -- Proposed form of Distribution Agreement relating to the Securities.**
  4      -- Form of Indenture dated as of November 1, 1994 between the Company and NationsBank of Georgia,
            National Association (including forms of Securities).
  5      -- Opinion of White & Case.
 12      -- Computation of Ratio of Earnings to Fixed Charges.
 23.1    -- Consent of Price Waterhouse LLP.
 23.2    -- Consent of White & Case (included in Exhibit 5).
 24      -- Power of Attorney of certain officers and directors (included on pages II-4 and II-5).
 25      -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
            NationsBank of Georgia, National Association, Indenture Trustee.

- ------------

 * Previously filed as an Exhibit to the Company's Registration Statement No. 33-44911.

** Previously  filed as an  Exhibit to the  Company's Registration Statement No.
   33-37715.